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                                  Exhibit 99.2
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July 9, 1997                                                     Amy Dunaway

Immediately                                                      (334) 834-5483

                   ENSTAR ANNOUNCES STOCK REPURCHASE PROGRAM

Montgomery, Alabama - July 9, 1997 . . . The Enstar Group, Inc. ("ESGR: OTC") today announced a stock repurchase program under which Enstar would repurchase up to $5 million of common stock of Enstar in the open market at prices per share deemed favorable from time to time by Enstar. It is anticipated that Enstar will repurchase the shares using borrowed funds and will repay such indebtedness from proceeds of sales of common stock of First Union Corporation. Enstar presently holds 667,123 shares of common stock of First Union. The repurchase program will commence on July 11, 1997 and will continue until such time as Enstar has repurchased $5 million of Enstar common stock or until Enstar otherwise determines to terminate the program.

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